US Foods Holding Corp. 8-K

Exhibit 99.1

INVESTOR CONTACT: Snehal Shah 847‐720‐8109 Snehal.Shah@usfoods.com	MEDIA CONTACT: Jamie Moser / Matthew Sherman Joele Frank, Wilkinson Brimmer Katcher 212‐355‐4449

Bruce Goldfarb / Pat McHugh Okapi Partners 212‐297‐0720 info@okapipartners.com

US Foods Files Investor Presentation Highlighting Track Record of Profitable Growth, Clear Plan to Create Shareholder Value

and Highly Qualified and Refreshed Board

Urges Shareholders to Vote “FOR” ALL of US Foods’ High Qualified Directors on the WHITE Proxy Card

ROSEMONT, Ill., – April 27, 2022 – US Foods Holding Corp. (NYSE: USFD) (“US Foods” or the “Company”) today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its May 18, 2022 Annual Meeting of Shareholders. The presentation is available at www.VoteforUSFoods.com and on the Company’s investor relations page.

Highlights of the presentation include:

●	US Foods has a track record of profitable growth and is executing on its strategy to drive its balanced long-range plan.
○	US Foods has consistently grown the topline, including growth of roughly two times the independent case market growth rate in the four years leading up to the pandemic.[1]
○	In the four years leading up to the pandemic, the Company had an Adjusted EBITDA CAGR of 8.1%, driven by a balance of top-line growth and 82 basis points of margin expansion[2] from operational enhancements.
○	In response to the COVID-19 pandemic, US Foods took decisive actions to ensure its long-term success and has emerged a stronger and more focused company.
○	US Foods has also achieved performance in line with expectations across its two strategic acquisitions, Food Group and Smart Foodservice, which have filled meaningful whitespace gaps in the Pacific Northwest and accelerated omni-channel offerings through expansion in the cash and carry channel.

1 From 2015 – 2019, based on Technomic data.

2 Excluding the impact of our acquisition of Food Group completed in September 2019, we delivered an Adjusted EBITDA CAGR of 7.6% and 88 basis point EBITDA margin expansion.

○	The Company’s strong execution in 2021 drove significant earnings growth as it emerged from the pandemic.
○	These strong results continued in Q1 2022 through the execution of the initiatives that support the Company’s balanced long-range plan.

●	US Foods has a compelling plan to drive profitable growth and increase shareholder value.
○	US Foods is building promising momentum in its efforts to deliver significant value for shareholders through a combination of profitably growing market share, optimizing gross margins and increasing operational efficiency.
○	The Company’s long-range plan is expected to deliver $1.7 billion of Adjusted EBITDA in 2024, in excess of the $1.35 billion pre-COVID pro forma Adjusted EBITDA.[3] The Company also expects to deliver 2024 Adjusted Diluted EPS more than 40% above FY 2019.[4]
○	US Foods will continue to focus on its balance sheet and expects to obtain a net leverage ratio of 2.5-3.0x by 2024 and consider the return of capital to shareholders.[4]
○	The Board is confident that the right management team is in place and has already begun successfully executing this plan to drive long-term success.
●	US Foods’ Board consists of highly qualified directors who are best suited to lead the Company through the successful execution of its strategy.
○	The Board is led by 11 highly experienced directors, 10 of whom are independent, and all of whom have diverse and relevant skillsets to effectively oversee the ongoing execution of US Foods’ strategy.
○	The Board is significantly refreshed, with six new independent directors appointed during the last four years, five of whom are diverse by gender or ethnicity.
○	The Board is active, engaged and capable of leading change, with a strong track record of shareholder engagement.
○	The Board’s regular corporate governance enhancements over the past several years demonstrate its commitment to corporate governance best practices.
○	The Board is focused on its ESG commitments through its product, people and planet sustainability drivers.
●	US Foods has sought to avoid a proxy contest with Sachem Head.
○	The Company has engaged constructively and in good faith with Sachem Head since the filing of its Schedule 13D in October 2021.

3 2019 pro forma Adjusted EBITDA excludes expected synergies of approximately $85 million from Food Group and Smart Foodservice acquisitions.

4 Please note that the Company is not providing a reconciliation of certain forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted Diluted EPS and net leverage ratio because the Company is unable to predict with reasonable certainty the financial impact of certain significant items, including restructuring costs and asset impairment charges, share-based compensation expenses, non-cash impacts of LIFO reserve adjustments, losses on extinguishments of debt, business transformation costs, other gains and losses, business acquisitions and integration related costs and diluted earnings per share. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

○	US Foods has offered multiple reasonable settlement solutions, all of which Sachem Head has rejected.
○	The Company has tried to avoid a proxy contest, but the erratic nature of Sachem Head’s proposals has impeded a settlement.
○	US Foods is confident that its current Board has a stronger mix of skills than Sachem Head’s nominees and the experience needed to deliver shareholder value.

The US Foods Board of Directors unanimously recommends that shareholders vote the WHITE proxy card “FOR” ALL of US Foods’ highly qualified directors. US Foods shareholders who need assistance in voting their shares may call the Company’s proxy solicitor, Okapi Partners, at (877) 285-5990.

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 69 broadline locations and more than 81 cash and carry stores, US Foods and its 28,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

ADDITIONAL INFORMATION

On April 11, 2022, the Company filed a definitive proxy statement, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the 2022 annual meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company's Investor Relations website at https://ir.usfoods.com/investors or by contacting info@okapipartners.com.

FORWARD-LOOKING STATEMENTS

Statements in this release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

For a detailed discussion of these risks, uncertainties and other factors that could cause our results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which was filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, EBITDA and Adjusted EBITDA are non-GAAP financial measures regarding our operational performance and liquidity. These non-GAAP financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP.

We believe EBITDA, Adjusted EBITDA and Diluted EPS provide meaningful supplemental information about our operating performance because they exclude amounts that we do not consider part of our core operating results when assessing our performance. EBITDA is Net income (loss), plus Interest expense-net, Income tax provision (benefit), and Depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for (1) Restructuring costs and asset impairment charges; (2) Share-based compensation expense; (3) the non-cash impact of LIFO reserve adjustments; (4) loss on extinguishment of debt; (5) Business transformation costs; and (6) other gains, losses or costs as specified in the agreements governing our indebtedness.

We use Adjusted Diluted Earnings per Share, which is calculated by adjusting the most directly comparable GAAP financial measure, Diluted Earnings per Share, by excluding the same items excluded in our calculation of Adjusted EBITDA to the extent that each such item was included in the applicable GAAP financial measure. We believe the presentation of Adjusted Diluted Earnings per Share is useful to investors because the measurement excludes amounts that we do not consider part of our core operating results when assessing our performance. We also believe that the presentation of Adjusted EBITDA and Adjusted Diluted Earnings per Share is useful to investors because these metrics may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.

Management uses these non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors as they assist in highlighting trends, (b) to set internal sales targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, (d) to assess financial discipline over operational expenditures, and (e) as an important factor in determining variable compensation for management and employees. EBITDA and Adjusted EBITDA are also used in connection with certain covenants and restricted activities under the agreements governing our indebtedness. We also believe these and similar non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in our industry.

We caution readers that our definitions of EBITDA, Adjusted EBITDA and Adjusted Diluted EPS may not be calculated in the same manner as similar measures used by other companies.

US FOODS HOLDING CORP.

Non-GAAP Reconciliation

(Unaudited)

	For the year ended
($ in millions)	December 28, 2019	January 2, 2016
Net income (GAAP)	$385	$168
Interest expense—net	184	285
Income tax provision	126	25
Depreciation expense	311	253
Amortization expense	51	146
EBITDA (Non-GAAP)	1,057	876
Adjustments:
Former Sponsor fees (1)	—	10
Restructuring costs and asset impairment charges (2)	—	173
Share-based compensation expense (3)	32	16
LIFO reserve adjustment (4)	22	(74)
Pension settlements (5)	12	—
Business transformation costs (6)	9	46
Formerly Proposed Sysco Acquisition Agreement termination fees—net (7)	—	(288)
Formerly Proposed Sysco Acquisition related costs (8)	—	85
Business acquisition and integration related costs and other (9)	62	31
Adjusted EBITDA (Non-GAAP)	1,194	875
Adjusted EBITDA (ex. Food Group 2019 Impact) (Non-GAAP)	1,171	NA
Adjusted EBITDA (Non-GAAP)	1,194	875
Depreciation expense	(311)	(253)
Interest expense—net	(184)	(285)
Income tax provision, as adjusted (10)	(176)	(37)
Adjusted Net Income (Non-GAAP) (11)	$523	$300

	For the year ended December 28, 2019
($ in millions)	2019 Legacy	2019 Food Group	2019 Smart	2019 Pro Forma Actual	2019 Food Group Adjustment(2)	2019 Pro Forma Adjusted

Net income (loss)	$406	$(10)	$36	$432	$8	$440
Interest expense—net	163	43	17	223	—	223
Income tax provision	132	—	15	147	2	149
Depreciation expense	303	32	15	350	—	350
Amortization expense	38	13	—	51	—	51
EBITDA (Non-GAAP)	1,042	78	83	1,203	10	1,213
Adjustments:
Share-based compensation expense(3)	32	—	—	32	—	32
LIFO reserve adjustment(4)	22	—	—	22	—	22
Pension settlements(5)	12	—	—	12	—	12
Business transformation costs(6)	9	—	—	9	—	9
Business acquisition and integration related costs and other(9)	54	7	2	63	—	63
Adjusted EBITDA (Non-GAAP)	$1,171	$85	$85	$1,341	$10	$1,351

(1)	Consists of fees paid to the Sponsors for consulting and management advisory services.
(2)	Consists primarily of severance and related costs, organizational realignment costs and asset impairment charges.
(3)	Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(4)	Represents the non-cash impact of LIFO reserve adjustments.
(5)	Consists of settlement charges resulting from payments to settle benefit obligations with both former and current participants in our defined benefit pension plan.
(6)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(7)	Consists of net fees received in connection with the termination of an agreement with Sysco (the “Formerly Proposed Sysco Acquisition Agreement”) related to the potential acquisition of US Foods by Sysco (the “Formerly Proposed Sysco Acquisition”).
(8)	Consists of costs related to the Formerly Proposed Sysco Acquisition, including certain employee retention costs.
(9)	Includes: (i) aggregate acquisition and integration related costs of $52 million for the 52 weeks ended December 28, 2019 and (ii) other gains, losses or costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.
(10)	Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net income and the removal of applicable discrete tax items. Applicable discrete tax items include changes in tax laws or rates, changes related to prior year unrecognized tax benefits, discrete changes in valuation allowances, and excess tax benefits associated with share-based compensation. The tax effect of pre-tax items excluded from Adjusted Net income is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.
(11)	Effective as of fiscal year 2019, we revised the definition of Adjusted Net income to also exclude the effect of intangible asset amortization expense. Prior year amounts have been revised to conform with the current year presentation.
(12)	Estimated income earned in 2018 by Food Group for events, such as food shows and promotional events, that was not earned in 2019 because events were deferred as a result of the integration and was expected to be realized again in subsequent years.

For the year ended
December 28, 2019

Diluted EPS (GAAP)	$1.75
Share-based compensation expense(1)	0.15
LIFO reserve adjustment(2)	0.10
Pension settlements(3)	0.05
Business transformation costs(4)	0.04
Business acquisition and integration related costs and other(5)	0.28
Income tax provision, as adjusted(6)	0.01

Adjusted Diluted EPS (Non-GAAP)(7)	$2.38

Weighted-average diluted shares outstanding (Non-GAAP)(8)	219,534,622

(1)	Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(2)	Represents the non-cash impact of LIFO reserve adjustments.
(3)	Consists of settlement charges resulting from payments to settle benefit obligations with both former and current participants in our defined benefit pension plan.
(4)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(5)	Includes Food Group acquisition-related costs of $52 million for the 52 weeks ended December 28, 2019. Also includes gains, losses or costs as specified under the agreements governing our indebtedness.
(6)	Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net income available to common shareholders and the removal of applicable discrete tax items. Applicable discrete tax items include changes in tax laws or rates, changes related to prior year unrecognized tax benefits, discrete changes in valuation allowances, and excess tax benefits associated with share-based compensation. The tax effect of pre-tax items excluded from Adjusted Net income available to common shareholders is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.
(7)	Adjusted Diluted EPS is calculated as Adjusted Net income divided by weighted average diluted shares outstanding (Non-GAAP), see note 8.
(8)	For purposes of the Adjusted Diluted EPS calculation (Non-GAAP), when the Company has Net income (GAAP), weighted average diluted shares outstanding (Non-GAAP) is used and assumes conversion of the Series A convertible preferred stock, and, when the Company has net loss (GAAP) and assumed conversion of the Series A convertible preferred stock would be antidilutive, weighted-average diluted shares outstanding (GAAP) is used.

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